Assured Guaranty Ltd.
September 30, 2015
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (14) difficulties with the execution of Assured Guaranty’s business strategy; (15) loss of key personnel; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management’s response to these factors; and (20) other risk factors identified in AGL’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating income reconciliation:
Operating income	$164	$177	$582	$410
Plus after-tax adjustments:
Realized gains (losses) on investments	(22)	(10)	(21)	(13)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(3)	161	63	37
Fair value gains (losses) on committed capital securities (CCS)	(9)	3	7	(7)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	(7)	(13)	(7)	(8)
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	6	37	3	137
Net income (loss)	$129	$355	$627	$556

Earnings per diluted share:
Operating income	$1.12	$1.05	$3.84	$2.31
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.15)	(0.06)	(0.13)	(0.07)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.02)	0.94	0.41	0.21
Fair value gains (losses) on CCS	(0.06)	0.01	0.04	(0.04)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.05)	(0.07)	(0.05)	(0.05)
Effect of consolidating FG VIEs	0.04	0.22	0.02	0.77
Net income (loss)	$0.88	$2.09	$4.13	$3.13

Weighted average shares outstanding
Basic shares outstanding	145.8	168.8	150.7	176.4
Diluted shares outstanding (1)	146.5	169.7	151.6	177.4
Shares outstanding at the end of period	142.9	164.6

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$105	$36	$242	$89
Realized gains (losses) and other settlements from credit default swaps (CDS) terminations	0	0	13	1
Operating income effect	72	24	175	60
Operating income per diluted share effect	0.50	0.14	1.16	0.34

Effective tax rate on operating income	24.1%	27.3%	24.3%	26.7%
Effective tax rate on net income	25.0%	27.3%	26.0%	28.3%

Return on equity (ROE) calculations (2):
ROE, excluding unrealized gain (loss) on investment portfolio	9.3%	28.6%	15.3%	14.8%
Operating ROE	11.0%	11.7%	13.0%	9.0%

New business:
Gross par written	$4,703	$4,177	$12,992	$8,704
Present value of new business production (PVP) (3)	$41	$56	$103	$114

			As of
			September 30,	December 31,
Other information:			2015	2014
Net debt service outstanding			$556,381	$609,622
Net par outstanding			372,361	403,729
Claims-paying resources (4)			12,439	12,189

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares.

2) Quarterly ROE calculations represent annualized returns.

3) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4) See page 7 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	September 30,	December 31,
	2015	2014
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,640	$10,491
Short-term investments, at fair value	522	767
Other invested assets	181	126
Total investment portfolio	11,343	11,384

Cash	66	75
Premiums receivable, net of commissions payable	676	729
Ceded unearned premium reserve	263	381
Deferred acquisition costs	118	121
Reinsurance recoverable on unpaid losses	89	78
Salvage and subrogation recoverable	135	151
Credit derivative assets	71	68
Deferred tax asset, net	426	260
FG VIE assets, at fair value	1,547	1,402
Other assets	300	276
Total assets	$15,034	$14,925

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,112	$4,261
Loss and loss adjustment expense reserve	1,007	799
Reinsurance balances payable, net	61	107
Long-term debt	1,306	1,303
Credit derivative liabilities	918	963
Current income tax payable	—	5
FG VIE liabilities with recourse, at fair value	1,315	1,277
FG VIE liabilities without recourse, at fair value	167	142
Other liabilities	329	310
Total liabilities	9,215	9,167

Shareholders' equity:
Common stock	1	2
Additional paid-in capital	1,474	1,887
Retained earnings	4,066	3,494
Accumulated other comprehensive income	273	370
Deferred equity compensation	5	5
Total shareholders' equity	5,819	5,758
Total liabilities and shareholders' equity	$15,034	$14,925

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Net earned premiums	$213	$144	$574	$412
Net investment income	112	102	311	301
Net realized investment gains (losses)	(27)	(19)	(20)	(25)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	6	(14)	35	20
Net unrealized gains (losses)	80	269	265	127
Net change in fair value of credit derivatives	86	255	300	147
Fair value gains (losses) on CCS	(15)	4	10	(11)
Fair value gains (losses) on FG VIEs	2	50	0	232
Bargain purchase gain and settlement of pre-existing relationship	—	—	214	—
Other income (loss)	(3)	(11)	43	17
Total revenues	368	525	1,432	1,073

Expenses:
Loss and loss adjustment expenses	112	(44)	318	54
Amortization of deferred acquisition costs	5	4	15	12
Interest expense	25	27	76	67
Other operating expenses	54	50	176	165
Total expenses	196	37	585	298

Income (loss) before income taxes	172	488	847	775
Provision (benefit) for income taxes	43	133	220	219
Net income (loss)	$129	$355	$627	$556

Earnings per share:
Basic	$0.88	$2.10	$4.16	$3.15
Diluted	$0.88	$2.09	$4.13	$3.13

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	September 30, 2015				September 30, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$213	$(6)	(1)	219	$144	$(5)	(1)	$149
Net investment income	112	(2)	(1)	114	102	0	(1)	102
Net realized investment gains (losses)	(27)	(27)	(2)	0	(19)	(20)	(2)	1
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	6	6		—	(14)	(14)		—
Net unrealized gains (losses)	80	83		(3)	269	269		—
Credit derivative revenues	—	(33)		33	—	(17)		17
Net change in fair value of credit derivatives	86	56	(3)	30	255	238	(3)	17
Fair value gains (losses) on CCS	(15)	(15)	(4)	—	4	4	(4)	—
Fair value gains (losses) on FG VIEs	2	2	(1)	—	50	50	(1)	—
Bargain purchase gain and settlement of pre-existing relationship	—	—		—	—	—		—
Other income (loss)	(3)	(9)	(1)(5)	6	(11)	(16)	(1)(5)	5
Total revenues	368	(1)		369	525	251		274

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	112	(10)	(1)	122	(44)	(15)	(1)	(29)
Credit derivatives	—	54	(3)	(54)	—	22	(3)	(22)
Amortization of deferred acquisition costs	5	—		5	4	—		4
Interest expense	25	—		25	27	—		27
Other operating expenses	54	0		54	50	—		50
Total expenses	196	44		152	37	7		30

Income (loss) before income taxes	172	(45)		217	488	244		244
Provision (benefit) for income taxes	43	(10)	(6)	53	133	66	(6)	67
Net income (loss)	$129	$(35)		$164	$355	$178		$177

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on CCS.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Nine Months Ended				Nine Months Ended
	September 30, 2015				September 30, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$574	$(16)	(1)	$590	$412	$(27)	(1)	$439
Net investment income	311	(4)	(1)	315	301	3	(1)	298
Net realized investment gains (losses)	(20)	(20)	(2)	0	(25)	(28)	(2)	3
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	35	35		—	20	20		—
Net unrealized gains (losses)	265	268		(3)	127	127		—
Credit derivative revenues	—	(92)		92	—	(58)		58
Net change in fair value of credit derivatives	300	211	(3)	89	147	89	(3)	58
Fair value gains (losses) on CCS	10	10	(4)	—	(11)	(11)	(4)	—
Fair value gains (losses) on FG VIEs	0	0	(1)	—	232	232	(1)	—
Bargain purchase gain and settlement of pre-existing relationship	214	(35)	(1)(3)	249	—	—		—
Other income (loss)	43	(9)	(1)(5)	52	17	(16)	(1)(5)	33
Total revenues	1,432	137		1,295	1,073	242		831

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	318	(17)	(1)	335	54	(21)	(1)	75
Credit derivatives	—	75	(3)	(75)	—	48	(3)	(48)
Amortization of deferred acquisition costs	15	—		15	12	—		12
Interest expense	76	—		76	67	—		67
Other operating expenses	176	1		175	165	—		165
Total expenses	585	59		526	298	27		271

Income (loss) before income taxes	847	78		769	775	215		560
Provision (benefit) for income taxes	220	33	(6)	187	219	69	(6)	150
Net income (loss)	$627	$45		$582	$556	$146		$410

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on CCS.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	September 30, 2015		December 31, 2014
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$5,819	$40.72	$5,758	$36.37
Less after-tax adjustments:
Effect of consolidating FG VIEs	(38)	(0.26)	(44)	(0.28)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(448)	(3.14)	(527)	(3.33)
Fair value gains (losses) on CCS	30	0.21	23	0.14
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	291	2.04	373	2.36
Operating shareholders' equity	5,984	41.87	5,933	37.48
After-tax adjustments:
Less: Deferred acquisition costs	148	1.04	156	0.99
Plus: Net present value of estimated net future credit derivative revenue	148	1.03	109	0.69
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,587	18.11	2,609	16.48
Adjusted book value	$8,571	$59.97	$8,495	$53.66

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of September 30, 2015
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (10)	Eliminations(4)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,148	$1,377	$661	$1,028	$(910)	$4,304
Contingency reserve(1)	1,621	1,058	330	—	(330)	2,679
Qualified statutory capital	3,769	2,435	991	1,028	(1,240)	6,983
Unearned premium reserve(1)	1,603	693	493	809	(493)	3,105
Loss and LAE reserves (1) (2)	426	100	—	316	—	842
Total policyholders' surplus and reserves	5,798	3,228	1,484	2,153	(1,733)	10,930
Present value of installment premium(1)	270	229	3	160	(3)	659
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (3)	450	450	450	—	(900)	450
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,718	4,107	1,937	2,313	(2,636)	12,439
Adjustment for MAC (5)	942	545	—	—	(1,487)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,776	$3,562	$1,937	$2,313	$(1,149)	$12,439

Statutory net par outstanding (6)	$135,121	$50,455	$66,241	$91,812	$(1,540)	$342,089
Equity method adjustment (7)	40,208	26,033	—	—	(66,241)	—
Adjusted statutory net par outstanding (1)	$175,329	$76,488	$66,241	$91,812	$(67,781)	$342,089

Net debt service outstanding (6)	$209,387	$74,377	$98,408	$144,575	$(3,342)	$523,405
Equity method adjustment (7)	59,734	38,674	—	—	(98,408)	—
Adjusted net debt service outstanding (1)	$269,121	$113,051	$98,408	$144,575	$(101,750)	$523,405
Ratios:
Adjusted net par outstanding to qualified statutory capital	47:1	31:1	67:1	89:1		49:1
Capital ratio (8)	71:1	46:1	99:1	141:1		75:1
Financial resources ratio (9)	40:1	28:1	51:1	63:1		42:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective U.K. insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)	Reserves are reduced by approximately $0.2 billion for benefit related to representation and warranty recoverables.

3)
Represents an aggregate $450 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2014. The facility terminates on January 1, 2016, unless AGC, AGM and MAC choose to extend it.

4)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and between AGM and MAC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Represents adjustment for AGM's and AGC's interest and indirect ownership of MAC's total policyholders' surplus, unearned premium reserve, and loss reserves and present value of installment premium.

6)
Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with United States (U.S.) government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership.

8)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

9)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

10)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
New business production analysis:
PVP:
Public finance - U.S.	$41	$51	$79	$90
Public finance - non-U.S.	—	—	—	7
Structured finance - U.S.	0	1	19	8
Structured finance - non-U.S.	—	4	5	9
Total PVP	$41	$56	$103	$114

Reconciliation of PVP to gross written premiums (GWP):

Total PVP	$41	$56	$103	$114
Less: PVP of non-financial guaranty insurance	1	—	7	—
PVP of financial guaranty insurance	40	56	96	114
Less: Financial guaranty installment premium PVP	(1)	4	17	25
Total: Financial guaranty upfront GWP	41	52	79	89
Plus: Installment GWP and other GAAP adjustments (1)	(1)	(5)	15	5
Total GWP	$40	$47	$94	$94

Gross par written:
Public finance - U.S.	$4,703	$4,018	$12,725	$8,208
Public finance - non-U.S.	—	—	—	128
Structured finance - U.S.	—	9	261	18
Structured finance - non-U.S.	—	150	6	350
Total	$4,703	$4,177	$12,992	$8,704

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2015
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,960	A-	$6,904	A-
Tax backed	1,337	A-	2,917	A-
Municipal utilities	973	A-	1,794	A-
Transportation	142	A-	527	BBB
Higher education	185	A-	477	A
Other public finance	106	A-	106	A-
Total U.S. public finance	4,703	A-	12,725	A-
Non-U.S. public finance:
Total non-U.S. public finance	—	—	—	—
Total public finance	$4,703	A-	$12,725	A-

U.S. structured finance:
Insurance securitization	$—	—	$250	AA
Other structure finance	—	—	11	A
Total U.S. structured finance	—	—	261	AA
Non-U.S. structured finance:
Other structured finance	—	—	6	AA-
Total non-U.S. structured finance	—	—	6	AA
Total structured finance	$—	—	$267	AA

Total gross par written	$4,703	A-	$12,992	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15	2Q-15	3Q-15	2014	2015
PVP:
Public finance - U.S.	$23	$16	$51	$38	$13	$25	$41	$90	$79
Public finance - non-U.S.	7	—	—	—	—	—	—	7	—
Structured finance - U.S.	1	6	1	16	18	1	0	8	19
Structured finance - non-U.S.	—	5	4	—	5	—	—	9	5
Total PVP	$31	$27	$56	$54	$36	$26	$41	$114	$103

Reconciliation of PVP to GWP:

Total PVP	$31	$27	$56	$54	$36	$26	$41	$114	$103
Less: PVP of non-financial guaranty insurance	—	—	—	—	6	—	1	—	7
PVP of financial guaranty insurance	31	27	56	54	30	26	40	114	96
Less: Financial guaranty installment premium PVP	10	11	4	17	17	1	(1)	25	17
Total: Financial guaranty upfront GWP	21	16	52	37	13	25	41	89	79
Plus: Installment GWP and other GAAP adjustments	9	1	(5)	(27)	19	(3)	(1)	5	15
Total GWP	$30	$17	$47	$10	$32	$22	$40	$94	$94

Gross par written:
Public finance - U.S.	$1,737	$2,453	$4,018	$4,067	$2,441	$5,581	$4,703	$8,208	$12,725
Public finance - non-U.S.	128	—	—	—	—	—	—	128	—
Structured finance - U.S.	4	5	9	400	261	—	—	18	261
Structured finance - non-U.S.	—	200	150	—	6	—	—	350	6
Total	$1,869	$2,658	$4,177	$4,467	$2,708	$5,581	$4,703	$8,704	$12,992

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of September 30, 2015
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions	$5,054	3.88%	3.60%	$5,294	$196
Insured obligations of state and political subdivisions (2)(4)	614	4.86%	4.54%	664	30
U.S. Treasury securities and obligations of U.S. government agencies	284	1.87%	1.32%	295	5
Agency obligations	165	4.33%	3.59%	182	7
Corporate securities	1,403	3.72%	2.96%	1,436	52
Mortgage-backed securities (MBS) (3):
Residential MBS (RMBS) (4)	1,605	4.71%	3.44%	1,632	76
Commercial MBS (CMBS)	492	3.67%	3.02%	511	18
Asset-backed securities	584	4.73%	3.18%	590	28
Foreign government securities	297	2.38%	1.55%	297	7
Total fixed maturity securities	10,498	3.99%	3.37%	10,901	419
Short-term investments	521	10.96%	7.12%	517	57
Cash (5)	66	—%	—%	66	—
Total	$11,085	4.32%	3.55%	$11,484	$476

Less: FG VIEs	251	5.11%	3.32%	256	13

Total	$10,834	4.30%	3.56%	$11,228	$463

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$295	2.7%
Agency obligations	182	1.7%
AAA/Aaa	1,186	10.9%
AA/Aa	5,972	54.8%
A/A	2,215	20.3%
BBB	51	0.4%
Below-investment-grade (BIG) (7)	971	8.9%
Not rated	29	0.3%
Total fixed maturity securities, available-for-sale	10,901	100.0%

Less: FG VIEs	261

Total fixed maturity securities, available-for-sale	$10,640

Duration of fixed maturity securities and short-term investments (in years):		5.5

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $158 million insured by AGC and AGM.

3)	Includes fair value of $336 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,916 million in par with carrying value of $960 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2015 (as of September 30)		$556,381
2015 Q4	$13,091	543,290	$104	$5	$109	$31	$140
2016	50,157	493,133	396	19	415	118	533
2017	50,119	443,014	346	18	364	31	395
2018	33,493	409,521	310	16	326	14	340
2019	28,761	380,760	282	15	297	13	310

2015-2019	175,621	380,760	1,438	73	1,511	207	1,718
2020-2024	127,214	253,546	1,094	58	1,152	54	1,206
2025-2029	101,080	152,466	692	36	728	37	765
2030-2034	72,018	80,448	417	20	437	31	468
After 2034	80,448	—	334	15	349	21	370
Total	$556,381		$3,975	$202	$4,177	$350	$4,527

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2015. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $125 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2015 (as of September 30)						$41,526
2015 Q4	$927	$366	$6	$473	$1,772	39,754
2016	5,056	1,286	140	1,351	7,833	31,921
2017	10,679	1,117	55	817	12,668	19,253
2018	1,039	953	(22)	644	2,614	16,639
2019	609	1,065	9	631	2,314	14,325

2015-2019	18,310	4,787	188	3,916	27,201	14,325
2020-2024	683	2,378	140	2,359	5,560	8,765
2025-2029	507	694	524	1,211	2,936	5,829
2030-2034	752	163	792	716	2,423	3,406
After 2034	1,581	378	267	1,180	3,406	—
Total structured finance	$21,833	$8,400	$1,911	$9,382	$41,526

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2015 (as of September 30)		$330,835
2015 Q4	$7,197	323,638
2016	26,819	296,819
2017	23,276	273,543
2018	17,777	255,766
2019	14,127	241,639

2015-2019	89,196	241,639
2020-2024	70,284	171,355
2025-2029	63,311	108,044
2030-2034	48,591	59,453
After 2034	59,453	—
Total public finance	$330,835

Net par outstanding (end of period)

	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15	2Q-15	3Q-15
Public finance - U.S.	$346,428	$338,956	$329,225	$322,123	$313,444	$312,182	$300,732
Public finance - non-U.S.	34,826	35,408	33,487	31,359	29,619	32,319	30,103
Structured finance - U.S.	55,393	51,442	44,874	41,171	38,430	38,906	35,435
Structured finance - non-U.S.	12,978	11,770	10,429	9,076	7,606	6,977	6,091
Net par outstanding	449,625	437,576	418,015	403,729	389,099	390,384	372,361

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Net Expected Loss to be Expensed
As of September 30, 2015
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2015 Q4	$13	$7
2016	110	38
2017	45	31
2018	37	29
2019	35	28

2015-2019	240	133
2020-2024	123	104
2025-2029	84	75
2030-2034	59	51
After 2034	30	24
Total expected PV of net expected loss to be expensed	536	387
Discount	441	406
Total expected future loss and LAE	$977	$793

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 3.34% for U.S. dollar denominated obligations.

2)	Net expected loss to be expensed for GAAP reported income is different than operating income, a non-GAAP financial measure, by the amount related to consolidated FG VIEs and credit derivatives.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	September 30, 2015		December 31, 2014
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$130,770	A	$140,276	A
Tax backed	59,130	A	62,525	A
Municipal utilities	47,497	A	52,090	A
Transportation	24,763	A	27,823	A
Healthcare	15,370	A	14,848	A
Higher education	12,321	A	13,099	A
Infrastructure finance	4,313	BBB	4,181	BBB
Housing	2,188	A	2,779	A+
Investor-owned utilities	936	A-	944	A-
Other public finance	3,444	A	3,558	A
Total U.S. public finance	300,732	A	322,123	A
Non-U.S. public finance:
Infrastructure finance	12,366	BBB	12,808	BBB
Regulated utilities	10,481	BBB+	10,914	BBB+
Pooled infrastructure	2,277	AA	2,420	AA
Other public finance	4,979	A	5,217	A
Total non-U.S. public finance	30,103	BBB+	31,359	BBB+
Total public finance	$330,835	A	$353,482	A

U.S. structured finance:
Pooled corporate obligations	$17,717	AA+	$20,646	AAA
RMBS	8,400	BBB	9,417	BBB-
Insurance securitizations	3,000	A+	3,433	A-
Consumer receivables	2,112	A-	2,099	BBB+
Financial products	1,911	AA-	2,276	AA-
CMBS and other commercial real estate related exposures	1,130	AAA	1,957	AAA
Commercial receivables	442	BBB+	560	BBB+
Structured credit	71	BBB	69	BB
Other structured finance	652	AA	714	AA
Total U.S. structured finance	35,435	AA-	41,171	AA-

Non-U.S. structured finance:
Pooled corporate obligations	4,116	AA	6,604	AA+
Commercial receivables	811	BBB	944	BBB
RMBS	535	BBB+	794	A
Structured credit	6	BBB+	9	BBB+
Other structured finance	623	AA-	725	AA
Total non-U.S. structured finance	6,091	AA-	9,076	AA
Total structured finance	$41,526	AA-	$50,247	AA-

Total	$372,361	A	$403,729	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of September 30, 2015
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.			Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding		%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$3,067	1.0%	$702	2.4%	$16,730	(3)	47.2%	$3,028	49.7%	$23,527	6.3%
AA	73,224	24.3	2,416	8.0	8,624		24.3	322	5.3	84,586	22.7
A	168,963	56.2	6,906	22.9	2,279		6.5	332	5.4	178,480	48.0
BBB	45,998	15.3	18,565	61.7	1,744		4.9	1,850	30.4	68,157	18.3
BIG	9,480	3.2	1,514	5.0	6,058		17.1	559	9.2	17,611	4.7
Net Par Outstanding (1)(2)	$300,732	100.0%	$30,103	100.0%	$35,435		100.0%	$6,091	100.0%	$372,361	100.0%

1)	Excludes $1.6 billion of loss mitigation securities insured and held by the Company as of September 30, 2015, which are primarily BIG.

2)	The September 30, 2015 amounts include $12.4 billion of net par acquired from Radian Asset.

3)
Includes $1,351 million net par in the form of CDS that was upgraded from BIG as of September 30, 2015, in anticipation of the termination of such CDS that occurred early in the fourth quarter of 2015. In the fourth quarter of 2015, the exposure will be removed.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of September 30, 2015
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$48,299	13.0%
Pennsylvania	24,616	6.6
Texas	24,274	6.5
New York	23,260	6.2
Illinois	22,045	5.9
Florida	17,724	4.8
New Jersey	13,932	3.7
Michigan	11,208	3.0
Ohio	7,505	2.0
Georgia	7,128	1.9
Other states and U.S. territories	100,741	27.1
Total public finance	300,732	80.7
U.S. structured finance:	35,435	9.5
Total U.S.	336,167	90.2

Non-U.S.:
United Kingdom	18,828	5.1
Australia	3,617	1.0
Canada	3,117	0.8
France	2,460	0.7
Italy	1,363	0.4
Other	6,809	1.8
Total non-U.S.	36,194	9.8

Total net par outstanding	$372,361	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of September 30, 2015
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Non-infrastructure public finance	$—	$815	$89	$256	$1,160
Infrastructure finance	279	11	—	123	413
Total sovereign and sub-sovereign exposure	279	826	89	379	1,573
Non-sovereign exposure:
Regulated utilities	—	218	—	—	218
RMBS and other structured finance	176	254	—	13	443
Total non-sovereign exposure	176	472	—	13	661
Total	$455	$1,298	$89	$392	$2,234

Total BIG	$385	$—	$89	$392	$866

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of September 30, 2015
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Previously Subject to the Voided Puerto Rico Public Corporation Debt Enforcement and Recovery Act (the "Recovery Act") (1)	$2,965	$2,575	$5,164	$4,541
Not Previously Subject to the Voided Recovery Act	2,833	2,516	4,520	4,100
Total	$5,798	$5,091	$9,684	$8,641

1)
On February 6, 2015, the U.S. District Court for the District of Puerto Rico ruled that the Recovery Act is preempted by the Federal Bankruptcy Code and is therefore void, and on July 6, 2015, the U.S. Court of Appeals for the First Circuit upheld that ruling.

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations (1)	Total Net Par Outstanding (2)(3)	Gross Par Outstanding	Internal Rating
Exposures Previously Subject to the Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$289	$475	$225	$(80)	$909	$936	CCC-
Puerto Rico Electric Power Authority	431	74	239	—	744	902	CC
Puerto Rico Aqueduct and Sewer Authority	—	296	92	—	388	388	CCC
Puerto Rico Highways and Transportation Authority (Highway revenue)	219	101	50	—	370	575	CCC
Puerto Rico Convention Center District Authority	—	82	82	—	164	164	CCC-
Total	939	1,028	688	(80)	2,575	2,965

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	720	417	483	—	1,620	1,747	CCC
Puerto Rico Municipal Finance Agency	206	65	116	—	387	571	CCC-
Puerto Rico Sales Tax Financing Corporation	261	—	8	—	269	269	CCC+
Puerto Rico Public Buildings Authority	14	137	37	—	188	194	CCC
Government Development Bank for Puerto Rico	—	33	—	—	33	33	CCC
Puerto Rico Infrastructure Financing Authority	—	10	8	—	18	18	CCC-
University of Puerto Rico	—	1	—	—	1	1	CCC-
Total	1,201	663	652	—	2,516	2,833
Total net exposure to Puerto Rico	$2,140	$1,691	$1,340	$(80)	$5,091	$5,798

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)	Reported figures reflect the impact of the Radian Asset acquisition, which increased net par by $385 million as of September 30, 2015; and a commutation of previously ceded Puerto Rico exposures.

3)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the Puerto Rico Highway and Transportation Authority, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of September 30, 2015
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	Scheduled Net Par Amortization (1)(2)
	2015 (4Q)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025 -2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total

Exposures Previously Subject to the Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$0	$32	$36	$42	$28	$23	$18	$19	$21	$1	$148	$166	$293	$82	$—	$909
Puerto Rico Electric Power Authority	0	20	5	4	25	42	22	22	81	78	319	122	4	—	—	744
Puerto Rico Aqueduct and Sewer Authority	—	15	—	—	—	—	—	—	—	2	109	—	1	15	246	388
Puerto Rico Highways and Transportation Authority (Highway revenue)	—	20	10	10	21	22	26	6	8	8	24	142	73	—	—	370
Puerto Rico Convention Center District Authority	—	11	—	—	—	—	—	—	—	—	19	76	58	—	—	164
Total	0	98	51	56	74	87	66	47	110	89	619	506	429	97	246	2,575

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	0	142	95	75	82	137	16	37	15	73	286	397	265	—	—	1,620
Puerto Rico Municipal Finance Agency	—	55	47	47	44	37	33	33	16	12	59	4	—	—	—	387
Puerto Rico Sales Tax Financing Corporation	0	(1)	(1)	(1)	(1)	(1)	(2)	(2)	1	0	(10)	34	(1)	254	—	269
Puerto Rico Public Buildings Authority	—	8	30	—	5	10	12	0	7	0	60	38	18	—	—	188
Government Development Bank for Puerto Rico	33	—	—	—	—	—	—	—	—	—	—	—	—	—	—	33
Puerto Rico Infrastructure Financing Authority	—	—	—	2	—	—	—	—	2	—	—	—	2	12	—	18
University of Puerto Rico	—	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	33	204	171	123	130	183	59	68	41	85	395	474	284	266	—	2,516
Total net par for Puerto Rico	$33	$302	$222	$179	$204	$270	$125	$115	$151	$174	$1,014	$980	$713	$363	$246	$5,091

1)	Reported figures reflect the impact of the Radian Asset acquisition, which increased net par by $385 million as of September 30, 2015; and a commutation of previously ceded Puerto Rico exposures.

2)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the Puerto Rico Highway and Transportation Authority, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of September 30, 2015
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	Scheduled Net Debt Service Amortization (1)(2)
	2015 (4Q)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025 -2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total

Exposures Previously Subject to the Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$0	$80	$82	$86	$69	$63	$56	$57	$58	$37	$314	$295	$356	$89	$—	$1,642
Puerto Rico Electric Power Authority	2	55	38	37	58	74	52	50	109	102	389	136	5	—	—	1,107
Puerto Rico Aqueduct and Sewer Authority	—	35	19	19	19	19	19	19	19	21	191	68	71	82	272	873
Puerto Rico Highways and Transportation Authority (Highway revenue)	—	40	29	29	39	39	42	20	21	21	86	186	77	—	—	629
Puerto Rico Convention Center District Authority	—	19	7	7	7	7	7	7	7	7	52	103	60	—	—	290
Total	2	229	175	178	192	202	176	153	214	188	1,032	788	569	171	272	4,541

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	0	226	172	146	150	201	73	93	69	127	506	548	295	—	—	2,606
Puerto Rico Municipal Finance Agency	—	74	64	62	56	47	40	39	21	16	68	4	—	—	—	491
Puerto Rico Sales Tax Financing Corporation	0	12	13	13	13	13	13	13	16	15	63	106	64	284	—	638
Puerto Rico Public Buildings Authority	—	18	39	8	12	18	20	6	14	6	82	50	20	—	—	293
Government Development Bank for Puerto Rico	34	—	—	—	—	—	—	—	—	—	—	—	—	—	—	34
Puerto Rico Infrastructure Financing Authority	—	—	1	3	1	1	1	1	3	—	4	4	5	13	—	37
University of Puerto Rico	—	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	34	330	289	232	232	280	147	152	123	164	723	713	384	297	—	4,100
Total net debt service for Puerto Rico	$36	$559	$464	$410	$424	$482	$323	$305	$337	$352	$1,755	$1,501	$953	$468	$272	$8,641

1)
Reported figures reflect the impact of the Radian Asset acquisition, which increased net debt service outstanding by $633 million as of September 30, 2015; and a commutation of previously ceded Puerto Rico exposures.

2)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $32 million and a fully accreted net par at maturity of $67 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $10 million and fully accreted net par at maturity of $11 million relate to the Puerto Rico Highway and Transportation Authority, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2015
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$15,004	69.3%	25.3%	29.0%
AA	3,010	13.9	44.3	47.9
A	828	3.8	47.1	49.3
BBB	1,323	6.1	41.6	37.3
BIG	1,496	6.9	35.6	20.7
Total exposures	$21,661	100.0%	30.2%	32.3%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$8,070	37.3%	30.7%	40.0%	AAA
Synthetic investment grade pooled corporates	7,119	32.9	21.7	19.4	AAA
Market value CDOs of corporates	1,113	5.1	17.0	10.5	AAA
Trust preferred
Banks and insurance	2,909	13.4	45.5	45.2	A+
U.S. mortgage and real estate investment trusts	1,168	5.4	49.6	44.8	BBB-
European mortgage and real estate investment trusts	571	2.6	36.6	35.0	BBB-
Other pooled corporates	711	3.3	—	—	BBB
Total exposures	$21,661	100.0%	30.2%	32.3%	AA+

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of September 30, 2015
(dollars in millions)

Distribution of Consolidated U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$9	$—	$0	$1,018	$49	$1,535	$2,611
AA	101	74	43	334	104	753	1,409
A	1	0	1	—	0	39	41
BBB	42	—	51	15	4	95	208
BIG	312	128	1,382	822	151	1,336	4,130
Total exposures	$465	$202	$1,476	$2,189	$307	$3,759	$8,400

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$59	$0	$118	$58	$18	$1,095	$1,349
2005	134	—	370	468	38	185	1,195
2006	89	52	436	204	39	758	1,578
2007	183	150	551	1,111	181	1,652	3,828
2008	—	—	—	349	32	69	450
Total exposures	$465	$202	$1,476	$2,189	$307	$3,759	$8,400

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of September 30, 2015
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$559	56.7%	46.5%	6.2%	10.1%	63
AA	—	—	—	—	—	—
A	—	—	—	—	—	—
BBB	—	—	—	—	—	—
BIG	—	—	—	—	—	—
Total exposures	$559	56.7%	46.5%	6.2%	10.1%	$63

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$138	53.4%	62.5%
CDOs of CMBS (2)	430	7.0%	7.0%
Total Exposure	$568	18.3%	20.5%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

2)	In October 2015, the Company terminated this transaction.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	September 30, 2015	December 31, 2014
U.S. public finance:
General obligation	$3,207	$2,537
Tax backed	2,552	2,033
Infrastructure finance	1,674	1,795
Municipal utilities	1,252	1,236
Healthcare	351	57
Higher education	247	14
Transportation	86	75
Housing	19	2
Other public finance	92	101
Total U.S. public finance	9,480	7,850
Non-U.S. public finance:
Infrastructure finance	1,169	1,074
Other public finance	345	330
Total non-U.S. public finance	1,514	1,404
Total public finance	$10,994	$9,254

U.S. structured finance:
RMBS	$4,130	$5,643
Pooled corporate obligations	1,204	1,333
Consumer receivables	312	356
Insurance securitizations	216	598
Commercial receivables	79	94
Structured credit	8	69
Other structured finance	109	93
Total U.S. structured finance	6,058	8,186
Non-U.S. structured finance:
Pooled corporate obligations	387	623
RMBS	106	112
Commercial receivables	66	72
Total non-U.S. structured finance	559	807
Total structured finance	$6,617	$8,993
Total BIG net par outstanding	$17,611	$18,247

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	September 30, 2015	December 31, 2014
Category 1
U.S. public finance	$7,132	$6,577
Non-U.S. public finance	913	1,402
U.S. structured finance	2,239	3,124
Non-U.S. structured finance	515	762
Total Category 1	10,799	11,865
Category 2
U.S. public finance	2,212	1,156
Non-U.S. public finance	601	2
U.S. structured finance	1,163	1,486
Non-U.S. structured finance	44	45
Total Category 2	4,020	2,689
Category 3
U.S. public finance	136	117
Non-U.S. public finance	—	—
U.S. structured finance	2,656	3,576
Non-U.S. structured finance	—	—
Total Category 3	2,792	3,693
BIG Total	$17,611	$18,247

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of September 30, 2015
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$1,859	CCC
Puerto Rico Highway and Transportation Authority	1,279	CCC-
Skyway Concession Company LLC	1,269	BB
Puerto Rico Electric Power Authority	744	CC
Puerto Rico Aqueduct & Sewer Authority	388	CCC
Puerto Rico Municipal Finance Agency	387	CCC-
Louisville Arena Authority Inc.	337	BB
Puerto Rico Sales Tax Financing Corporation	269	CCC+
Lackawanna County, Pennsylvania	174	BB-
Puerto Rico Convention Center District Authority	164	CCC-
Woonsocket (City of), Rhode Island	140	BB
Stockton City, California	115	D
Wayne County, Michigan	101	BB-
Ebert Metropolitan District, CO Limited Tax General Obligation Bonds	87	B+
Orlando Tourist Development Tax - Florida	86	B
Atlantic City, New Jersey	84	BB
Xenia Rural Water District, Iowa	77	B
Knox Hills, LLC (Certificates of Participation; Fort Knox Military Housing Privatization Project, Class 1-A and Class 1-B)	65	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	60	BB
Emerson Hospital, Massachusetts	57	BB+
Robert Wood Johnson Health Care Corp at Hamilton	54	B+
Southlands Metropolitan District No. 1, Colorado	54	BB
Pacific Lutheran University, Washington	53	BB+
University of the Arts, Pennsylvania Higher Educational Facilities Authority	53	BB
Total	$7,956

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$598	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	279	BB-
Valencia Fair	246	BB-
Autovia de la Mancha, S.A.	117	BB-
CountyRoute (A130) plc	112	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Alte Liebe I Limited (Wind Farm)	51	BB
Total	$1,459
Total	$9,415

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of September 30, 2015
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$279	CCC	0.0%	21.1%
MABS 2007-NCW	243	CCC	1.5%	42.8%
Countrywide HELOC 2006-I	238	BB	0.0%	2.4%
Nomura Asset Accept. Corp. 2007-1	195	CCC	0.0%	29.2%
MortgageIT Securities Corp. Mortgage Loan 2007-2	183	BB	0.0%	14.6%
Soundview 2007-WMC1	170	CCC	—%	45.4%
Countrywide Home Equity Loan Trust 2007-D	147	B	0.0%	3.4%
Countrywide Home Equity Loan Trust 2005-J	137	BB	0.0%	3.4%
Countrywide HELOC 2005-D	136	CCC	0.0%	6.6%
New Century 2005-A	133	CCC	8.7%	23.1%
Countrywide HELOC 2006-F	129	B	0.0%	5.4%
Countrywide HELOC 2007-A	113	BB	0.0%	3.1%
Countrywide HELOC 2007-B	113	BB	0.0%	2.4%
IndyMac 2007-H1 HELOC	94	B	0.0%	2.3%
GMACM 2004-HE3	90	CCC	0.0%	7.3%
Soundview Home Loan Trust 2008-1	69	CCC	6.4%	26.5%
Countrywide HELOC 2005-C	60	CCC	0.4%	8.9%
CSAB 2006-3	58	CCC	0.0%	40.7%
IMPAC CMB Trust Series 2007-A Class M-1	57	BB	9.7%	18.2%
MASTR Asset-Backed Securities Trust 2005-NC2	52	CCC	—%	20.9%
Terwin Mortgage Trust 2005-16HE	52	CCC	—%	20.5%
Total RMBS	$2,748

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of September 30, 2015
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Zohar II 2005-1 Limited CDO	$364	B-	13.1%
Alesco Preferred Funding XVI, Ltd.	215	BB	18.6%
Taberna Preferred Funding III, Ltd.	210	B	30.5%
Ballantyne Re Plc	175	CC	N/A
Taberna Preferred Funding II, Ltd.	159	CCC	30.9%
US Capital Funding IV, LTD	132	CCC	12.3%
Taberna Preferred Funding VI, Ltd.	123	BB-	25.7%
NRG Peaker[1]	100	BB	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
National Collegiate Trust Series 2007-4	57	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2	52	CCC	15.8%
Subtotal non-RMBS	$1,655
Subtotal U.S. structured finance	$4,403

Non-U.S. structured finance:
Gleneagles Funding Ltd.	$231	BB	N/A
Private Pooled Corporate Transaction	87	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	61	BB	N/A
FHB	58	BB-	N/A
Subtotal Non-U.S. structured finance	$437
Total	$4,840

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Net par shown is net of $36 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of September 30, 2015
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,720	A-
California (State of)	2,799	A
New York (City of) New York	2,175	AA-
Illinois (State of)	2,139	A-
Chicago (City of) Illinois	1,966	BBB+
New York (State of)	1,916	A+
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	1,859	CCC
Miami-Dade County Florida Aviation Authority - Miami International Airport	1,815	A
Massachusetts (Commonwealth of)	1,798	AA
Houston, Texas Water and Sewer Authority	1,751	AA-
New York Metropolitan Transportation Authority	1,704	A
Los Angeles, California Unified School District	1,615	AA-
Philadelphia (City of) Pennsylvania	1,590	BBB+
Port Authority of New York and New Jersey	1,543	A+
Wisconsin (State of)	1,497	A+
Chicago-O'Hare International Airport	1,447	A-
Pennsylvania (Commonwealth of)	1,412	A
Chicago, Illinois Public Schools	1,294	BBB-
Puerto Rico Highway and Transportation Authority	1,279	CCC-
Skyway Concession Company LLC	1,269	BB
Michigan (State of)	1,267	A+
Massachusetts (Commonwealth of) Water Resources	1,250	AA
Georgia Board of Regents	1,228	A
Miami-Dade County Florida School Board	1,205	A-
Long Island Power Authority	1,177	A-
North Texas Tollway Authority	1,168	A
Pennsylvania Turnpike Commission	1,137	A-
Philadelphia School District, Pennsylvania	1,104	A
Arizona (State of)	1,085	A+
Detroit Michigan Sewer	1,041	BBB
New York City Municipal Water Finance Authority	945	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	922	AA
Illinois Toll Highway Authority	888	AA
Washington (State of)	885	AA
Detroit Michigan Water Supply System	870	BBB
Atlanta Georgia Water & Sewer System	852	A-
Central Florida Expressway Authority, Florida	845	A+
District of Columbia	830	AA-
Kentucky (Commonwealth of)	821	A+
Miami-Dade County, Florida Water & Sewer	810	A+
San Diego Unified School District, California	801	AA
Louisiana (State of) Gas and Fuel Tax	790	AA
Metro Washington Airport Authority	761	A+
Puerto Rico Electric Power Authority (PREPA)	744	CC
California State University System Trustee	731	A+
Oglethorpe Power Corporation, Georgia	717	BBB+
Miami-Dade County, Florida	706	A+
Regional Transportation Authority, Illinois Sales Tax	697	AA-
Nassau County, New York	694	A-
San Francisco Airports Commission	690	A+
Total top 50 U.S. public finance exposures	$65,249

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of September 30, 2015
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$904	AA	38.8%
Stone Tower Credit Funding	835	AAA	10.5%
Private Other Structured Finance Transaction	800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	14.9%
Wachovia Super Senior CDO 2007-1	563	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Shenandoah Trust Capital I Term Securities	484	A+	N/A
SLM Private Credit Student Trust 2007-A	450	A-	17.9%
MS SS UK 2007-1	450	AAA	17.7%
BNP 2007-1 10 Year Super Senior CDO	440	AAA	21.2%
Deutsche Alt-A Securities Mortgage Loan 2007-2	438	AAA	0.0%
Aphex Capital NSCR 2006-2 LTD	430	AAA	7.0%
LIICA Holdings, LLC	428	AA	N/A
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.2%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
Zohar II 2005-1 Limited CDO	364	B-	13.1%
SLM Private Credit Student Loan Trust 2006-C	356	A-	19.8%
Synthetic Investment Grade Pooled Corporate CDO	345	AAA	16.3%
Denali CLO VII, LTD.	327	AAA	26.4%
Synthetic Investment Grade Pooled Corporate CDO	313	AAA	14.2%
Eastland CLO, LTD	308	AAA	51.7%
Cent CDO 15 Limited	302	AAA	18.3%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Option One 2007-FXD2	279	CCC	0.0%
Cent CDO 12 Limited	270	AAA	25.2%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
Private US Insurance Securitization	250	AA	N/A
MABS 2007-NCW	243	CCC	1.5%
Countrywide HELOC 2006-I	238	BB	0.0%
Alesco Preferred Funding XIV	233	A+	42.4%
Grayson CLO	229	AAA	41.3%
Taberna Preferred Funding IV, Ltd.	219	BBB-	35.6%
Timberlake Financial, LLC Floating Insured Notes	216	BBB-	N/A
Alesco Preferred Funding XVI, Ltd.	215	BB	18.6%
Taberna Preferred Funding III, Ltd.	210	B	30.5%
Alesco Preferred Funding X LTD	207	AA	52.9%
UBS 2007-2 CDO	204	AAA	9.2%
UBS 2007-1 CDO	204	AAA	10.4%
Private Residential Mortgage Transaction	199	AAA	11.1%
Nomura Asset Accept. Corp. 2007-1	195	CCC	0.0%
Churchill Financial Cayman	190	AAA	57.9%
CWALT Alternative Loan Trust 2007-HY9	185	A+	0.0%
MortgageIT Securities Corp. Mortgage Loan 2007-2	183	BB	0.0%
CWABS 2007-4	181	A	0.0%
Private Other Structured Finance Transaction	175	AAA	N/A
Ballantyne Re Plc	175	CC	N/A
Kingsland V	174	AAA	35.4%
Total top 50 U.S. structured finance exposures	$17,918

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of September 30, 2015
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Country	Net Par Outstanding	Internal Rating
Quebec Province	Canada	$2,089	A+
Thames Water Utility Finance PLC	United Kingdom	1,191	A-
Channel Link Enterprises Finance PLC (Eurotunnel)	France, United Kingdom	933	BBB
Southern Gas Networks PLC	United Kingdom	906	BBB
Capital Hospitals (Issuer) PLC	United Kingdom	816	BBB-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	814	BBB+
Southern Water Services Limited	United Kingdom	746	A-
International Infrastructure Pool	United Kingdom	690	AA
Sydney Airport Finance Company	Australia	664	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	636	AAA
International Infrastructure Pool	United Kingdom	621	AA
International Infrastructure Pool	United Kingdom	621	AA
Reliance Rail Finance Pty. Limited	Australia	598	BB
Campania Region - Healthcare receivable	Italy	591	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	520	BBB
Scotland Gas Networks Plc (A2)	United Kingdom	519	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	483	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	461	BBB
Envestra Limited	Australia	457	BBB
Integrated Accomodation Services PLC	United Kingdom	432	BBB+
Yorkshire Water Services Finance Plc	United Kingdom	429	A-
A28 Motorway	France	424	BBB-
Dali Capital PLC-Northumbrian Water	United Kingdom	419	BBB+
Octagon Healthcare Funding PLC	United Kingdom	402	BBB
Bakethin Finance Plc	United Kingdom	371	A-
Total top 25 non-U.S. exposures		$16,833

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of September 30, 2015
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$2,341
Bank of America, N.A.(2)	1,803
Specialized Loan Servicing, LLC	1,655
Wells Fargo Bank N.A.	1,235
JPMorgan Chase Bank	326
Select Portfolio Servicing, Inc.	313
Nationstar Mortgage LLC	146
Residential Credit Solutions, Inc.	114
Banco Popular de Puerto Rico	89
Ditech Financial LLC	58
Total top 10 U.S. residential mortgage servicer exposures	$8,080

1) Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
Methodist Healthcare	$458	A+	TN
MultiCare Health System	399	AA-	WA
CHRISTUS Health	364	A	TX
Children's National Medical Center	359	A-	DC
Catholic Health Initiatives	332	A-	CO
Bon Secours Health System Obligated Group	324	A-	MD
Carolina HealthCare System	319	AA-	NC
Asante Health System	288	A+	OR
Catholic Health Partners	287	A+	OH
Dignity Health, California	280	A	CA
Total top 10 U.S. healthcare exposures	$3,410

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)
Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended September 30, 2015

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid (Recovered) as of June 30, 2015	Economic Loss Development During 3Q-15(1)	(Paid) Recovered Losses During 3Q-15	Net Expected Loss to be Paid (Recovered) as of September 30, 2015
Public Finance:
U.S. public finance	$613	$92	$(18)	$687
Non-U.S public finance	44	(1)	—	43
Public Finance	657	91	(18)	730

U.S. RMBS
First lien:
Prime first lien	1	0	(1)	0
Alt-A first lien	265	(111)	(108)	46
Option ARMs	(18)	(4)	6	(16)
Subprime first lien	273	26	(20)	279
Total first lien	521	(89)	(123)	309
Second lien:
Closed-end second lien	9	0	2	11
HELOC	(6)	13	8	15
Total second lien	3	13	10	26
Total U.S. RMBS	524	(76)	(113)	335
Triple-X life insurance transactions	165	1	(68)	98
Trust preferred securities (TruPS)	10	(5)	—	5
Student loans	58	(2)	0	56
Other structured finance	96	(12)	(1)	83
Structured Finance	853	(94)	(182)	577
Total	$1,510	$(3)	$(200)	$1,307

Rollforward of Net Expected Loss and LAE to be Paid for the Nine Months Ended September 30, 2015

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid (Recovered) as of December 31, 2014	Net Expected Loss to be Paid (Recovered) on Radian Asset portfolio as of April 1, 2015	Economic Loss Development During 2015(1)	(Paid) Recovered Losses During 2015	Net Expected Loss to be Paid (Recovered) as of September 30, 2015
Public Finance:
U.S. public finance	$303	$81	$327	$(24)	$687
Non-U.S public finance	45	4	(6)	—	43
Public Finance	348	85	321	(24)	730

U.S. RMBS
First lien:
Prime first lien	4	—	(1)	(3)	0
Alt-A first lien	304	7	(132)	(133)	46
Option ARMs	(16)	0	(3)	3	(16)
Subprime first lien	303	(4)	19	(39)	279
Total first lien	595	3	(117)	(172)	309
Second lien:
Closed-end second lien	8	—	(2)	5	11
HELOC	(19)	1	15	18	15
Total second lien	(11)	1	13	23	26
Total U.S. RMBS	584	4	(104)	(149)	335
Triple-X life insurance transactions	161	—	8	(71)	98
TruPS	23	—	(18)	—	5
Student loans	68	—	(7)	(5)	56
Other structured finance	(15)	101	(14)	11	83
Structured Finance	821	105	(135)	(214)	577
Total	$1,169	$190	$186	$(238)	$1,307

1)    Includes the effect of changes in the Company's estimate of future recovery on representations and warranties (R&W).

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended September 30, 2015

	Future Net R&W Benefit at June 30, 2015	R&W Economic Loss Development During 3Q-15	R&W (Recovered) During 3Q-15	Future Net R&W Benefit at September 30, 2015
Financial guaranty insurance:
Prime first lien	$1	$0	$0	$1
Alt-A first lien	19	1	(2)	18
Option ARMs	(33)	(5)	(20)	(58)
Subprime first lien	81	(4)	(3)	74
Closed-end second lien	83	(1)	(1)	81
Subtotal	151	(9)	(26)	116

Credit derivatives:
Alt-A first lien	74	8	—	82
Subtotal	74	8	—	82

Total	$225	$(1)	$(26)	$198

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Nine Months Ended September 30, 2015

	Future Net R&W Benefit at December 31, 2014	R&W benefit of Radian Asset as of April 1, 2015	R&W Economic Loss Development During 2015	R&W (Recovered) During 2015	Future Net R&W Benefit at September 30, 2015
Financial guaranty insurance:
Prime first lien	$2	$—	$(1)	$0	$1
Alt-A first lien	20	—	2	(4)	18
Option ARMs	15	—	(19)	(54)	(58)
Subprime first lien	109	1	(27)	(9)	74
Closed-end second lien	85	1	0	(5)	81
Subtotal	231	2	(45)	(72)	116

Credit derivatives:
Alt-A first lien	86	—	(3)	(1)	82
Subtotal	86	—	(3)	(1)	82

Total	$317	$2	$(48)	$(73)	$198

1)
The number of risks subject to R&W recovery is 28, with related net debt service of $1.9 billion as of September 30, 2015 compared to 29 with related net debt service of $2.1 billion as of December 31, 2014. A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments. Included in these September 30 amounts is one risk with related net debt service of $568 million as of September 30, 2015 that was terminated early in the fourth quarter of 2015.

Please refer to the Glossary for an explanation of the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Loss Expense - Non-GAAP Operating Basis
As of September 30, 2015
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	3Q-15 Loss Expense	2015 Loss Expense	Net Expected Loss to be Expensed
Public Finance:
U.S. public finance	$9,480	$89	$298	$182
Non-U.S public finance	1,514	(2)	2	14
Public Finance	10,994	87	300	196
Structured Finance:
U.S. RMBS:
First lien:
Prime first lien	312	0	0	0
Alt-A first lien	821	(76)	(96)	28
Option ARMs	151	(4)	(3)	21
Subprime	1,336	34	30	71
Total first lien	2,620	(46)	(69)	120
Second lien:
Closed-end second lien	128	1	1	40
HELOCs	1,382	18	29	96
Total second lien	1,510	19	30	136
Total U.S. RMBS	4,130	(27)	(39)	256
Triple-X life insurance transactions	216	8	15	7
TruPS	840	(1)	(12)	0
Student loans	165	(2)	(7)	3
Other structured finance	1,266	3	3	74
Structured Finance	6,617	(19)	(40)	340
Loss expense - non-GAAP basis	$17,611	$68	$260	$536

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Nine Months Ended September 30, 2015		Year Ended December 31,
			2014		2013		2012	2011
GAAP Summary Income Statement Data
Net earned premiums	$574		$570		$752		$853	$920
Net investment income	311		403		393		404	396
Realized gains and other settlements on credit derivatives	35		23		(42)		(108)	6
Total expenses	585		463		466		822	776
Income (loss) before income taxes	847		1,531		1,142		132	1,029
Net income (loss)	627		1,088		808		110	773
Net income (loss) per diluted share	4.13		6.26		4.30		0.57	4.16

GAAP Summary Balance Sheet Data
Total investments and cash	$11,409		$11,459		$10,969		$11,223	$11,314
Total assets	15,034		14,925		16,287		17,242	17,709
Unearned premium reserve	4,112		4,261		4,595		5,207	5,963
Loss and LAE reserve	1,007		799		592		601	679
Long-term debt	1,306		1,303		816		836	1,038
Shareholders’ equity	5,819		5,758		5,115		4,994	4,652
Shareholders’ equity per share	40.72		36.37		28.07		25.74	25.52

Non-GAAP Financial Measures
Operating income	$582		$491		$609		$535	$601
Operating income per diluted share	3.84		2.83		3.25		2.81	3.24
Operating shareholder's equity	5,984		5,933		6,164		5,830	5,201
Operating shareholder's equity per share	41.87		37.48		33.83		30.05	28.54
Adjusted book value	8,571		8,495		9,033		9,151	8,987
PVP	103		168		141		210	243

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$556,381		$609,622		$690,535		$780,356	$844,447
Gross debt service outstanding (end of period)	582,043		646,722		737,380		833,098	934,914
Net par outstanding (end of period)	372,361		403,729		459,107		518,772	556,830
Gross par outstanding (end of period)	388,672		426,705		487,895		550,908	613,124

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$523,405		$583,598		$663,797		$756,044	$828,327
Gross debt service outstanding (end of period)	547,795		619,475		709,000		807,420	916,501
Net par outstanding (end of period)	342,089		379,714		434,597		496,237	541,882
Gross par outstanding (end of period)	357,222		401,552		461,845		527,126	593,072

Consolidated qualified statutory capital	6,983		6,472		6,136		5,943	5,688
Consolidated policyholders' surplus and reserves	10,930		10,623		10,454		10,288	10,626

Ratios:
Net par outstanding to qualified statutory capital	49	:1	59	:1	71	:1	83:1	95:1
Capital ratio(2)	75	:1	90	:1	108	:1	127:1	145:1
Financial resources ratio(2)	42	:1	48	:1	55	:1	61:1	65:1

Gross debt service written:
Public finance - U.S.	$19,649		$20,804		$15,559		$25,252	$26,630
Public finance - non-U.S.	—		233		674		40	208
Structured finance - U.S.	263		423		297		623	1,731
Structured finance - non-U.S.	6		387		—		—	—
Total gross debt service written	$19,918		$21,847		$16,530		$25,915	$28,569

Net debt service written	$19,917		$21,847		$16,497		$25,915	$28,569
Net par written	12,992		13,171		9,331		16,816	16,892
Gross par written	12,992		13,171		9,350		16,816	16,892
1) Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 7 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the way in which the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009. That line of business, which the Company refers to as the former "Financial Products Business" of AGMH, was comprised of its guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. When AGMH was still conducting Financial Products Business, AGM issued financial guaranty insurance policies on GICs and in respect of the GIC business; those policies cannot be revoked or canceled. Assured Guaranty is indemnified by Dexia against loss from the former Financial Products Business. The Financial Products Business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance. By providing these non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Katie-May Gordon
Associate, Investor Relations
(212) 339-0898
kgordon@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com